Exhibit 99.CODEETH

first eagle Funds, first eagle variable Funds,

FIRST EAGLE CREDIT OPPORTUNITIES FUND, FIRST EAGLE REAL ESTATE DEBT

FUND, FIRST EAGLE TACTICAL MUNICIPAL OPPORTUNITIES FUND, FIRST EAGLE

COMPLETION FUND TRUST, FIRST EAGLE ETF TRUST

AND

FIRST EAGLE gLOBAL oPPORTUNITIES fUND

(each, a “Fund” and together the “Funds”)

Policy and procedures

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

SENIOR FINANCIAL OFFICERS

I.	Covered Officers, Purpose of the Code.

This Code of Ethics (the “Code”) for the investment companies within the First Eagle Funds, First Eagle Variable Funds, First Eagle Credit Opportunities Fund, First Eagle Real Estate Debt Fund, First Eagle Tactical Municipal Opportunities Fund, First Eagle Completion Fund Trust, First Eagle ETF Trust, and First Eagle Global Opportunities Fund identified in Exhibit A (collectively, “Funds” and each, a “Fund”) applies to each Fund’s Principal Executive Officer and Principal Financial Officer or persons performing similar functions (“Covered Officers,” each of whom are set forth in Exhibit A) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships:

•	full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Funds;

•	compliance with applicable laws and governmental rules and regulations;

•	prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

Any question about the application of the Code should be referred to counsel (“Independent Counsel”) to the members of the Boards of Trustees of the Fund (the “Board”) who are not "interested persons" of the Fund ("Independent Trustees”) whose contact information can be found on Appendix A.

II.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes, or appears to interfere, with the interests of, or his service to, the Funds. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Funds. Other conflicts of interest arise out of the relationships between Covered Officers and the Funds and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”), the Funds’ and investment adviser’s Codes of Ethics, policies and procedures adopted by the Funds’ investment adviser dealing with conflicts of interest and other applicable law. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Fund because of their status as “affiliated persons” (as defined in the Investment Company Act) of the Funds. The Funds, the investment adviser and other service providers’ compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code, unless or until the Chief Compliance Officer determines any violations of such programs and procedures is also a violation of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between a Fund and its investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Funds or for the investment adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Funds and the investment adviser. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Funds and the advisers and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Funds.

Each Covered Officer must:

•	not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment of the Funds;

•	not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Funds; and

•	not use material non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Some examples of conflicts of interest follow (this is not an all-inclusive list):

•	the receipt of any gifts and/or entertainment not in accordance with the investment adviser’s gift and entertainment policy;

•	being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member who is an employee of a Fund, service provider or is otherwise associated with the Funds;

•	having an other than de minimis ownership interest in, or having any consulting or employment relationship with, any Fund service provider other than First Eagle Investment Management, LLC or its affiliates;

•	service as a director on the board of any company without having received Board approval of such service; and

•	having a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares, other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

Covered Officers should avoid actual conflicts of interest, and appearances of conflicts of interest, between the Covered Officer’s duties to the Funds and his personal interests beyond those contemplated or anticipated by applicable regulatory schemes. If a Covered Officer suspects or knows of a conflict or an appearance of one, the Covered Officer must immediately report the matter to the Chief Compliance Officer.

III.	Disclosure and Compliance

•	Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Funds[1];

•	Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including to the Funds’ Trustees, auditors, counsel, counsel to the Independent Trustees and to governmental regulators and self-regulatory organizations;

•	Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•	Each Covered Officer should use reasonable efforts to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

1 Conflicts of interest may arise as a result of family relationships. Accordingly, each Covered Officer should consider such potential conflicts and, if appropriate, familiarize his immediate family members with the Covered Officer’s relevant obligations under this Code.

IV.	Reporting and Accountability

Each Covered Officer must:

•	upon adoption of the Code (thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Chief Compliance Officer that such Covered Officer has received, read and understands the Code;

•	annually thereafter affirm in writing to the Board that he has complied with the requirements of the Code;

•	provide full and fair responses to all questions asked in any Trustee and Officer Questionnaire provided by the relevant Fund (or Funds) as well as respect to any supplemental request for information;

•	notify the Chief Compliance Officer promptly if he knows of any violation of this Code or report it anonymously by following the “whistleblower” policies adopted by the Funds’ investment adviser in from time to time. No one will be subject to retaliation because of a good faith report of a suspected violation. Failure to report is itself a violation of this Code; and.

•	not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith.

The Chief Compliance Officer of the Fund is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Chief Compliance Officer of the Fund is authorized to consult, as appropriate, with counsel to the Fund and Independent Counsel and is encouraged to do so. However, any explicit or implicit waivers2 sought by a Covered Officer must be considered by the Funds’ Audit Committee as described below.

2 Item 2 of Form N-CSR defines “waiver” as “the approval by the registrant of a material departure form a provision of the code of ethics” and “implicit waiver” as “the registrant’s failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer” of the registrant.

The Funds will follow these procedures in investigating and enforcing this Code:

•	The Chief Compliance Officer will take appropriate action to investigate any potential violations reported to him or her, which may include the use of internal or external counsel, accountants or other personnel;

•	if, after such investigation, the Chief Compliance Officer believes that no violation has occurred, the Chief Compliance Officer is not required to take any further action;

•	any matter that the Chief Compliance Officer believes is a violation will be reported to the Audit Committee;

•	if the Audit Committee concurs that a violation has occurred, they will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board (or such other relevant service provider to the Funds); or a recommendation to dismiss the Covered Officer as an officer of the Funds;

•	the Audit Committee will be responsible for granting waivers, as appropriate; and

•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds’ investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code, unless any provision of this Code conflicts with any applicable federal or state law, in which case the requirements of such law will govern. The Funds’ investment adviser’s and principal underwriter’s codes of ethics under 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.	Amendments

Any amendments to this Code, other than amendments to Appendix A must be approved or ratified by a majority vote of the Board, including a majority of Independent Trustees. Any amendments to or waivers under this Code relating to a Covered Officer will, to the extent required by the SEC rules, be disclosed on the Funds’ website or in the Form N-CSR.

VII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Trustees and their counsel, the Funds and their counsel and the investment adviser and its counsel.

VIII.	Recordkeeping

The Funds will maintain and preserve for a period of not less than six years from the date an action is taken, the first two years in an easily accessible place, a copy of the information or materials supplied to the Independent Trustees:

a) that provided the basis for any amendment or waiver to this Code; and

b) relating to any violation of this Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Independent Trustees.

VIV.	Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

I have read and understand the terms of the Code. I recognize the responsibilities and obligations incurred by me as a result of my being subject to the Code. I hereby agree to abide by the Code.

Signature:

Name:

Date:

Revision History

First Eagle Funds and First Eagle Variable Funds

Amended Dates: April 3, 2025; August 14, 2024, June 6, 2024, April 20, 2023;

April 3, 2020; December 14, 2016; December 17, 2015; December 12, 2014; December 2008;

Adopted Date: October 5, 2004.

Updated Principal Executive Officer under Appendix A June 30, 2017

First Eagle Credit Opportunities Fund

Amended Date: April 3, 2025; August 14, 2024, June 6, 2024, April 20, 2023;

Adopted Date: September 11, 2020

First Eagle Real Estate Debt Fund

Amended Date: April 3, 2025; August 14, 2024

Adopted Date: June 6, 2024

First Eagle Tactical Municipals Opportunities Fund

Adopted Date: April 3, 2025

First Eagle Global Opportunities Fund

Amended Date: TBD

Adopted Date: September 27, 2022

First Eagle Completion Fund Trust

Adopted Date: June 5, 2025

First Eagle ETF Trust

Adopted Date: December 11, 2025

Appendix A

COVERED OFFICERS

Principal Executive Officer – Mehdi Mahmud

Principal Financial Officer – Brandon Webster

CHIEF COMPLIANCE OFFICER

Seth Gelman

INDEPENDENT COUNSEL

Aviva Grossman, Perkins Coie LLP

1155 Avenue of the Americas

New York, N.Y. 10036

Telephone: 212-262-6900

Email: cfrischling@perkinscoie.com

agrossman@perkinscoie.com

INDEPENDENT COUNSEL to the BOARD VALUATION, ALLOCATION AND LIQUIDITY COMMITTEE of the FIRST EAGLE CREDIT OPPORTUNITIES FUND with respect to its allocation-related activities only

Nathan Greene, Sidley Austin, LLP

787 7th Avenue New York, N.Y. 10019

Telephone: 212-839-8673

Email: ngreene@sidley.com

FUND COUNSEL

Nathan Greene, Sidley Austin, LLP

787 7th Avenue New York, N.Y. 10019

Telephone: 212-839-8673

Email: ngreene@sidley.com

FUNDS

First Eagle Funds

First Eagle Global Fund

First Eagle Overseas Fund

First Eagle U.S. Value Fund

First Eagle Gold Fund

First Eagle Global Income Builder Fund

First Eagle High Yield Municipal Fund

First Eagle Short Duration High Yield Municipal Fund

First Eagle Rising Dividend Fund

First Eagle Small Cap Opportunity Fund

First Eagle Global Real Assets Fund

First Eagle Smid Fund

First Eagle Variable Funds

First Eagle Overseas Variable Fund

First Eagle Core Plus Municipal Fund

First Eagle Credit Opportunities Fund

First Eagle Real Estate Debt Fund

First Eagle Tactical Municipal Opportunities Fund

First Eagle Completion Fund Trust

First Eagle High Yield Municipal Completion Fund

First Eagle ETF Trust

First Eagle US Equity ETF

First Eagle Mid Cap Equity ETF

First Eagle Global Opportunities Fund